Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 29, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Ingersoll-Rand Company Limited’s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Florham Park, New Jersey

March 4, 2008